UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 11, 2005

AVNET, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-4224	11-1890605
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2211 South 47th Street, Phoenix, Arizona		85034
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-643-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 11, 2005, the Board of Directors of Avnet, Inc. (the "Company") approved certain changes to director compensation for non-employee directors effective January 1, 2006. Under the new compensation program, non-employee directors who were first elected prior to January 1997 (and are therefore eligible to participate in the director retirement plan) will receive an annual cash retainer of $60,000 and non-employee directors who were first elected in or after January 1997 will receive an annual cash retainer of $65,000, and annual equity compensation valued at $75,000 in the form of either restricted shares of the Company’s common stock or phantom stock units.

The chairs of various committees of the Board of Directors will receive the following additional compensation: The Audit Committee Chair will receive an annual $10,000 cash retainer; the Compensation Committee Chair will receive an annual $7,500 cash retainer; and the Chairs of the Corporate Governance Committee and the Finance Committee will each receive annual $5,000 cash retainers.

Non-employee directors will no longer receive per diem meeting attendance fees or stock options. In addition, the Board of Directs terminated the Charitable Award Program and Matching Gifts program.

Under the Avnet Deferred Compensation Plan for Outside Directors (the "Plan"), a non-employee director may elect to defer all or a portion of his or her annual cash retainers to be earned with respect to any future calendar year, and to elect to receive Phantom Stock Units (the "PSUs") in lieu of restricted shares of the common stock for all or a portion of the annual equity compensation. The number of the restricted shares or of the PSUs to be credited to the PSU portion of the director’s account will be determined by dividing $75,000 by the average of the high and low price of the common stock on the New York Stock Exchange on the first business day in January of each year.

Both the cash compensation and common stock compensation deferral elections are to be effective January 1, 2006, and will remain in effect through December 31, 2006 and for future years until superseded by another election form. Any new elections will not be effective until the beginning of the next calendar year, provided that they are received by November 30th preceding such calendar year.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVNET, INC.

November 17, 2005	By:	Raymond Sadowski

Name: Raymond Sadowski
Title: Senior Vice President and Chief Financial Officer